[Letterhead]

                 CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.


     We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in
Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A for IDEX Series Fund (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.





                                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                      By:  /s/  Kimberly J. Smith
                                                Kimberly J. Smith

Washington, D.C.
January 30, 1997